SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2000

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                   WILDER RICHMAN HISTORIC PROPERTIES II, L.P.
             (Exact name of registrant as specified in its charter)




                  Delaware                                 000-17793                           13-3481443
      (State or other jurisdiction of               (Commission file number)                (I.R.S. employer
       incorporation or organization)                                                     identification no.)



           599 West Putman Avenue
        c/o The Richman Group, Inc.
              599 West Putnam
                   Avenue

           Greenwich, Connecticut                                                                06830
  (Address of principal executive offices)                                                     (Zip code)

                                     Registrant's telephone number, including area code: (203) 869-0900

Item 5.  Other Events.

As indicated in recent Forms 10-K and Forms 10-Q of Wilder Richman Historic Properties II, L.P. (the "Partnership"), the General Partner and Operating General Partner have been contemplating the merits of a refinancing of the Property in order to enhance cash flow, among other things.

The Operating General Partner has informed the Partnership that, as of April 28, 2000, the Operating Partnerships refinanced their current respective outstanding liabilities and debt obligations under the $27,545,000 Jersey City Redevelopment Agency Multifamily Housing Revenue Bonds, Series 1992 (Fannie Mae Pass-through Certificate Program/Dixon Mill Apartments Project). Prior to the refinancing, the annual fixed interest rate of the mortgage was approximately 6.74%. The total new indebtedness in the amount of $28,600,000 for a term of 30 years is provided by (a) variable-rate tax-exempt bonds in the amount of $26,435,000, and
(b) variable-rate taxable bonds in the amount of $2,165,000. The initial interest rates on the tax-exempt and taxable bonds are 5.1% and 6.15%, respectively. The Operating Partnerships have purchased an interest rate cap which would limit the interest rates to 6.97% for five years on the tax-exempt portion, and 9.15% for five and one-half years on the taxable portion. Proceeds from the new bond issue were used to pay off the existing 1992 bonds (approximately $26,435,000), pay the costs of the transaction (approximately $800,000), and fund reserves for capital improvements (approximately $1,365,000).

As a result of the refinancing and the funding of reserves for capital improvements, the Partnership understands that the Operating General Partner intends to make approximately $1.6 million in capital improvements to the Complex, which, under the refinancing documents, are required to be completed within the next twelve months. The planned improvements include roof replacement, replacement of the fire/smoke alarm system, elevator repairs, new entry doors, and other repairs throughout the complex.

The General Partner believes that because of the reduction of the mortgage interest rate, there may be greater potential for the Partnership to make cash distributions to the Limited Partners on a regular basis. However, the Partnership's ability to make distributions will depend on the level of interest rates and future operating results of the Complex, which will be extremely dependent on competition and market conditions, and therefore may be subject to significant volatility. Accordingly, there can be no assurance as to whether or not the Partnership may be able to make distributions, nor the timing or amount of any potential distributions to Limited Partners. The Operating General Partners and the General Partner plan to assess the possible resumption of cash flow distributions on an ongoing basis, based on the results of operations, the physical condition of the Property, the then current interest rates, and local market conditions, among other things.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Wilder Richman Historic Properties II, L.P. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 23, 2000                 WILDER RICHMAN HISTORIC PROPERTIES II, L.P.

                                    By:  Wilder Richman Historic Corporation

                                         /s/ Richard Paul Richman
                                        ----------------------------------------
                                         President and Chief Executive Officer